SUB-ITEM 77Q3

AIM TECHNOLOGY FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 9/30/2008
FILE NUMBER 811-3826
SERIES NO.: 6


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                        7,959
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        1,250
       Class C                                                          633
       Investor Class                                                15,735
       Institutional Class                                                1


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                       $23.03
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                       $21.91
       Class C                                                       $21.33
       Investor Class                                                $22.82
       Institutional Class                                           $24.46